                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AMOCO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     4) Date Filed:
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

[LOGO]

Amoco Corporation



NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
APRIL 23, 1996
AND PROXY STATEMENT



March 11, 1996

AMOCO CORPORATION
200 E. RANDOLPH DRIVE
CHICAGO, IL 60601

MARCH 11, 1996

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 1996

To the Shareholders of Amoco Corporation:

Amoco Corporation's Annual Meeting of Shareholders will be held in the Arthur Rubloff Auditorium of The Art Institute of Chicago, Columbus Drive and East Monroe Street (east entrance), in Chicago, Illinois, at 9:30 a.m. Chicago time, on Tuesday, April 23, 1996, to consider and vote upon:

The election of six directors, five for three-year terms and one for a two-year term;

The amendment of the 1991 Incentive Program;

The appointment of Price Waterhouse LLP as independent accountants for 1996;
and

Other business that may properly be brought before the meeting, as described in the accompanying Proxy Statement.

Shareholders of record at the close of business on February 14, 1996, will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

Documentation of share ownership will be required for admission to the meeting. The tear-off portion of the voting form provided by Amoco Corporation to shareholders of record, Dividend Reinvestment Plan participants, and employee benefit plan participants will be accepted as proof of share ownership. Beneficial shareholders who hold shares through a third party must provide account statements or similar documentation evidencing ownership.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. TO VOTE BY PROXY YOU MUST RETURN YOUR SIGNED PROXY. THANK YOU FOR RESPONDING PROMPTLY AND SAVING YOUR CORPORATION THE EXPENSE OF A SECOND MAILING.

PROXY STATEMENT

VOTING AND PROXY

The enclosed proxy is being solicited by the Board of Directors of Amoco Corporation and will be voted at the Annual Meeting of Shareholders on April 23, 1996, or at any adjournment thereof, unless revoked prior to the voting thereof by filing with the Corporate Secretary an instrument revoking it, by executing a later-dated proxy, or by voting in person by ballot at the meeting.

The solicitation of proxies will be by mail, and the cost will be borne directly by the Corporation. D.F. King & Co., Inc., has been retained by the Corporation to solicit proxies from banks, brokers, nominees, and other institutional holders for a fee of $13,200 plus reimbursement of out-of-pocket expenses. Additionally, officers and other Corporation employees may solicit proxies by telephone, telegram, telefax, other electronic means, or in person. Upon request the Corporation will reimburse banks, brokers, nominees, and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Corporation's stock.

It is the Corporation's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law or is expressly requested by a shareholder, where shareholders write comments on their proxy forms, and in limited circumstances such as a proxy solicitation not approved and recommended by the Board of Directors. The Inspectors of Election and the tabulators of all proxies, ballots, and voting records that identify shareholders are independent and not employees of the Corporation.

A copy of the Corporation's Annual Report for 1995 is being mailed to each shareholder's address of record along with this Proxy Statement and a form of proxy, beginning on or about March 11, 1996.

As of February 14, 1996, the record date for this Annual Meeting, there were 497,249,768 shares of Amoco Corporation common stock outstanding. At the Annual Meeting each shareholder of record at the close of business on the record date will be entitled to one vote for each share registered in that shareholder's name. Any person acquiring title to stock after that date will not be entitled to vote shares so acquired unless he has received a proxy from the shareholder of record.

The election of directors is decided by a plurality of the votes cast by the shares entitled to vote in the election. Action on a matter other than the election of directors, including the amendment of the 1991 Incentive Program and the appointment of Price Waterhouse LLP as independent auditors, is approved if the number of shares cast "for" the proposal exceeds the number of shares cast "against" the proposal. "Abstain" votes and "broker non-votes" are not included in determining the outcomes of matters being acted upon. They are used only for determining a meeting quorum, which is defined as a majority of the shares of Amoco Corporation common stock which were outstanding as of February 14, 1996, whether represented in person or by proxy at the meeting.

As of February 14, 1996, State Street Bank and Trust Company of Boston, Massachusetts, held of record 29,546,238 shares (5.94 percent of Amoco's then outstanding shares) as trustee under the Amoco Employee Savings Plan and as trustee under the Amoco Performance Share Plan. State Street Bank will have the power at the Annual Meeting to vote any of such shares for which plan participants do not give timely voting directions.

ELECTION OF DIRECTORS

The Articles of Incorporation provide for the classification of the Board of Directors into three classes of membership with terms expiring on different Annual Meeting dates. Approximately one-third of the members of the Board of Directors are nominated each year to serve for a term of three years, or such lesser term as is consistent with the class. Under the Board of Directors retirement policy, employee directors retire at age 65, and non-employee directors retire as of the next Annual Meeting held after the director reaches age 70.

The Board of Directors at its meeting on January 23, 1996, selected the following five nominees recommended by the Nominating Committee for election as directors at the Annual Meeting for three-year terms expiring on the date of the Annual Meeting in 1999 and until their successors are elected and qualified: Donald R. Beall, Richard J. Ferris, William G. Lowrie, Floris A. Maljers and Robert H. Malott, all of whom are current directors of Amoco. At its meeting on February 27, 1996, the Board nominated Arthur C. Martinez, a new candidate for membership on Amoco's Board of Directors, for a two-year term expiring on the date of the Annual Meeting in 1998 and until his successor is elected and qualified. Lawrason D. Thomas announced his retirement from Amoco Corporation, effective April 1, 1996, and as Vice Chairman and member of the Board of Directors, effective January 1, 1996. William G. Lowrie was elected to the Board of Directors to fill that vacancy and as President of Amoco Corporation, effective January 1, 1996.

It is intended that proxies will be voted to elect the six Board nominees named above. The Board has been informed that all nominees are willing to serve as directors, but if any nominee is unable or declines to serve, an event the Board does not expect, proxies will be voted for the election of a substitute nominee or the Board will reduce the number of directorships.

A short biography follows of each nominee for election as director and of all other current directors as of the date of this Proxy Statement.

NOMINEES FOR DIRECTOR

[PHOTOGRAPH]
DONALD R. BEALL
Age 57, Director's Term Expiring 1996
Chairman and Chief Executive Officer, Rockwell International Corporation, Seal Beach, CA (Manufacturer of diversified high technology products in the automation, avionics, semiconductor systems, aerospace and automotive component systems businesses)

Mr. Beall, a director of Amoco Corporation since 1991, joined Rockwell in 1968 and served in a number of senior management positions prior to becoming executive vice president in 1977 and president in 1979. He was elected to his current position in 1988. Mr. Beall is a director of Rockwell International Corporation, The Times Mirror Company, and The Procter & Gamble Company. He is a trustee of the California Institute of Technology, a member of the University of California-Irvine Board of Overseers, and a member of the Board of Visitors of its Graduate School of Management. Mr. Beall is a member of The Business Council, The Business Roundtable, and the Council on Competitiveness.

[PHOTOGRAPH]
RICHARD J. FERRIS
Age 59, Director's Term Expiring 1996
Co-Chairman, Doubletree Corporation, Phoenix, AZ
(Hotel property management)

Mr. Ferris, a director of Amoco Corporation since 1981, is a director of Doubletree Corporation and The Procter & Gamble Company. He also serves on the boards of the Evanston Hospital Corporation and the P.G.A. Tour. He is a governor of the Northwestern Health Care Network. During 1992-1993 he was co-chairman and partner, Guest Quarters Hotel, L.P. From 1990-1992 he was engaged in private investment activities, and he served as chairman of the board, president, and chief executive officer of UAL, Inc., from 1976 to 1987.

[PHOTOGRAPH]
WILLIAM G. LOWRIE
Age 52, Director's Term Expiring 1996
President, Amoco Corporation

Mr. Lowrie was elected to the Board of Directors and as president of Amoco Corporation, effective January 1, 1996. Mr. Lowrie was named Amoco's executive vice president, exploration and production sector, in July 1994, and executive vice president of Amoco Corporation in July 1993. He served as president of Amoco Production Company between July 1992 and January 1996, and he was the president of Amoco Oil Company from 1990 to mid-1992. After joining Amoco Production Company in 1966, he served as a chemical engineer before assuming management positions responsible for supply, marine transportation, Amoco Canada's operations, and U.S. exploration and production. Mr. Lowrie is a director of The First National Bank of Chicago, Northwestern Memorial Corporation, the American Petroleum Institute, the National 4-H Council, Junior Achievement, and the University of Illinois at Chicago Chancellor's Corporate Advisory Board.

[PHOTOGRAPH]
FLORIS A. MALJERS
Age 62, Director's Term Expiring 1996
Chairman (Retired), Unilever N.V. and Vice Chairman (Retired), Unilever PLC, Rotterdam, the Netherlands
(Manufacturer of food products, detergents, and toiletries)

Mr. Maljers, a director of Amoco Corporation since 1994, retired as chairman of Unilever N.V. and vice chairman of Unilever PLC in May 1994. Mr. Maljers joined Unilever in 1959 and worked in a number of Unilever subsidiary positions prior to becoming chairman of Van den Bergh en Jurgens in 1970. He was appointed to the main boards of Unilever N.V. and Unilever PLC in 1974, became a member of the Unilever Special Committee in 1982, and was appointed chairman of Unilever N.V. and vice chairman of Unilever PLC in 1984. Mr. Maljers is a director of Guinness PLC and a member of the Supervisory Boards of ABN/AMRO Bank, KLM Royal Dutch Airlines, and Philips Electronics N.V. He is chairman of the Supervisory Board of the Amsterdam Concertgebouw N.V., vice chairman of the Competitiveness Advisory Group of the European Union, and Governor of the London-based European Policy Forum.

[PHOTOGRAPH]
ROBERT H. MALOTT
Age 69, Director's Term Expiring 1996
Chairman, Executive Committee, FMC Corporation, Chicago, IL
(Producer of machinery and chemicals)

Mr. Malott, a director of Amoco Corporation since 1973, is a director and serves as chairman of the executive committee of FMC Corporation. In 1991 he retired as chairman of the board and chief executive officer of FMC Corporation, which he joined in 1952. He is a director of United Technologies Corporation, Graco Children's Products, Inc., and Swiss Bank Corporation (Council of International Advisors). He also serves on the boards of the National Museum of Natural History (chairman), National Park Foundation, The Aspen Institute, the Lyric Opera of Chicago, American

Enterprise Institute, the Hoover Institution, Argonne National Laboratories, and the University of Chicago. He is a member of The Business Council and the Policy Committee of the Illinois Business Roundtable.

[PHOTOGRAPH]
ARTHUR C. MARTINEZ
Age 56, Nominated for Director's Term Expiring 1998
Chairman, Sears, Roebuck and Co., Chicago, Illinois
(Retail merchandise sales)

Mr. Martinez is chairman and chief executive officer of Sears, Roebuck and Co., a position he has held since August 1995. Mr. Martinez served as chairman and chief executive officer of the Sears Merchandise Group of Sears, Roebuck and Co. from September 1992 to August 1995. Prior to that, Mr. Martinez served as vice chairman and a director of Saks Fifth Avenue, which is engaged in retail merchandise sales, from August 1990 to August 1992, and as senior vice president, group chief executive and a director of Batus, Inc., from January 1987 until August 1990. Mr. Martinez is a director of Sears, Roebuck and Co., Ameritech Corporation, and Northwestern Memorial Hospital. He is a trustee of Northwestern University, the Orchestral Association, and the Art Institute of Chicago.

CONTINUING DIRECTORS

[PHOTOGRAPH]
RUTH S. BLOCK
Age 65, Director's Term Expiring 1998
Executive Vice President and Chief Insurance Officer (Retired), The Equitable, New York, NY (Insurance and financial services)

Mrs. Block, a director of Amoco Corporation since 1986, was executive vice president and chief insurance officer of Equitable until her retirement in 1987. She joined Equitable in 1952, was elected vice president in 1973, senior vice president in 1977, and executive vice president in 1980. Mrs. Block served as chairman and chief executive officer of the Equitable Variable Life Insurance Company from 1980 to 1984. She is a director of Ecolab, Inc., and 35 Alliance Capital Mutual Funds. She is a member of Business Executives for National Security, Committee of 200, and the Women's Forum.

[PHOTOGRAPH]
JOHN H. BRYAN
Age 59, Director's Term Expiring 1998
Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL (Global manufacturer and marketer of brand name products)

Mr. Bryan, a director of Amoco Corporation since 1982, was elected president of Sara Lee Corporation in 1974 and chairman in 1976. He is a director of Sara Lee Corporation, First Chicago NBD Corporation, and General Motors Corporation. He is also a director of the Grocery Manufacturers of America and a member of The Business Roundtable and The Business Council. Mr. Bryan serves as vice chairman and a trustee of The Art Institute of Chicago and as a trustee of the University of Chicago. He is also chairman of Catalyst.

[PHOTOGRAPH]
ERROLL B. DAVIS, JR.
Age 51, Director's Term Expiring 1997
President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc., Madison, WI

(Regulated utility and environmental, energy, and real estate development services)

Mr. Davis, a director of Amoco Corporation since 1991, is president and chief executive officer and a director of Wisconsin Power and Light Company and its parent company, WPL Holdings, Inc. Mr. Davis joined Wisconsin Power and Light Company in 1978. He became president in 1987 and chief executive officer in 1988. He was elected president and chief executive officer of WPL Holdings in 1990. Prior to joining Wisconsin Power and Light, he served on the corporate financial staffs of Ford Motor Company and Xerox Corporation. Mr. Davis is a director of PPG Industries, Inc., the Sentry Insurance Company, the Wisconsin Utilities Association, the Electric Power Research Institute, and the Edison Electric Institute. He is also a member of the board of trustees of Carnegie-Mellon University.

[PHOTOGRAPH]
H. LAURANCE FULLER
Age 57, Director's Term Expiring 1997
Chairman and Chief Executive Officer, Amoco Corporation

Mr. Fuller was elected chairman of the board and chief executive officer of Amoco Corporation in February 1991 and served as president from 1983 through 1995. He has been a director of Amoco Corporation since 1981, when he also became an executive vice president. From 1978 until 1981 Mr. Fuller was president of Amoco Oil Company. Mr. Fuller has served as a chemical engineer, an attorney, a refinery manager, and has held managerial assignments in transportation, marketing, and supply since joining Amoco in 1961. He is a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Motorola, Inc., and Abbott Laboratories. He also serves on the boards of Catalyst, the American Petroleum Institute, and the Rehabilitation Institute of Chicago. He is a trustee of The Orchestral Association and Northwestern University.

[PHOTOGRAPH]
WALTER E. MASSEY
Age 57, Director's Term Expiring 1998
President, Morehouse College, Atlanta, GA

Dr. Massey resumed his position on Amoco's Board in June 1993, after having served as an Amoco director from 1983 to 1991. Dr. Massey is president of Morehouse College, a position he accepted in August 1995. He was provost and senior vice president-academic affairs for The University of California System from April 1993 to August 1995. He went to the University of California from his position as director of the National Science Foundation, to which he was appointed in 1991 by President Bush. From 1984 to 1993 Dr. Massey was vice president of the University of Chicago for Research and for Argonne National Laboratory. Dr. Massey is also a director of Motorola, Inc., BankAmerica Corporation, Bank of America NT&SA, and the Commonwealth Fund. He has been a member of the National Science Board, the President's Council of Advisors on Science and Technology, and the Board of Directors of the MacArthur Foundation.

[PHOTOGRAPH]
MARTHA R. SEGER
Age 64, Director's Term Expiring 1997
Financial Economist and former Governor of the Federal Reserve Board, Washington, D.C.

Dr. Seger, a director of Amoco Corporation since 1991, served as a member of the Board of Governors of the Federal Reserve System from 1984 to 1991. She is now a Distinguished Visiting Professor of Finance at Central Michigan University. From 1991 to 1993, she was the John M. Olin Distinguished Fellow in the Eller Center for the Study of the Private Market Economy at the University of Arizona, Tucson. Dr. Seger previously served as vice president and chief economist for the Detroit Bank and Trust (now Comerica) and taught finance and economics courses at three universities, including the University of Michigan. Dr. Seger serves as a director of Fluor Corporation, Xerox Corporation, The Kroger Co., Johnson Controls, Inc., Providian Corporation, and Tucson Electric Power Company.
She also serves on the boards of Catalyst and the Institute for Research on the Economics of Taxation.

[PHOTOGRAPH]
MICHAEL H. WILSON
Age 58, Director's Term Expiring 1998
Vice Chairman, RBC Dominion Securities, Inc., Toronto, Ontario, Canada (Investment bankers)

Mr. Wilson, a director of Amoco Corporation since 1993, is currently vice chairman of RBC Dominion Securities, Inc., investment bankers, and chairman of Michael Wilson International, Inc., which provides business advisory services. Mr. Wilson is a director of Manufacturers Life Insurance Company.
He is also a member of the board of trustees of the Aspen Institute, the Institute of the Americas, and of the advisory committee of the Clarke Institute of Psychiatry. Mr. Wilson was a Member of Parliament in the Toronto area until his retirement from politics in October 1993. He served as Minister of Finance in the Canadian Government from 1984 to 1991, following which he was Minister of Industry, Science and Technology and Minister for International Trade.

[PHOTOGRAPH]
RICHARD D. WOOD
Age 69, Director's Term Expiring 1997
Chairman (Retired), Eli Lilly and Company, Indianapolis, IN
(Global research-based corporation that develops, manufactures, and markets pharmaceuticals and animal health products)

Mr. Wood, a director of Amoco Corporation since 1973, retired as chairman of the board of Eli Lilly and Company in June 1993, while continuing to serve as a director through 1995. In 1991 he retired as president and chief executive officer of that company. Mr. Wood joined Lilly in 1950, was elected vice president in 1970, executive vice president in 1971, president in 1972, and chairman in 1973. He is a director of Chemical Banking Corporation, Chemical Bank, The Chubb Corporation, and Dow Jones & Company, Inc. He serves as vice chairman of the advisory board of CID Equity Partners. Mr. Wood is a trustee of DePauw University and is chairman of the Indianapolis Museum of Art. He is a director of the Indianapolis Symphony Orchestra and past chairman of the Indiana State Symphony Society.

BOARD OF DIRECTORS

The business and affairs of the Corporation are managed under the direction of the Board of Directors, comprised of eleven non-employee directors and two employee directors as of the date of this Proxy Statement. Members of the Board keep informed of the Corporation's business and activities by reports and proposals sent to them in advance of each Board meeting and reports made to them during these meetings by the Chairman and other corporate executives. The Board is advised of actions taken by the Executive Committee and other committees of the Board as well as significant actions taken by management. In addition, members of the Board periodically visit facilities of the Corporation and participate in strategic and financial reviews. Members of management are available at Board meetings and at other times to answer questions and to discuss issues.

In 1995, seven meetings of the Board of Directors were held. Each director attended more than 85 percent of the aggregate number of meetings of the Board and committees of the Board on which such director served. Attendance at these meetings averaged 93 percent among all directors in 1995.

COMMITTEES OF THE BOARD

The functions and current membership of the five standing committees of the Board are described below.

EXECUTIVE COMMITTEE

H. L. Fuller, Chairman        W. G. Lowrie
J. H. Bryan                   R. H. Malott
E. B. Davis, Jr.              R. D. Wood
R. J. Ferris

This committee consists of five non-employee directors and two employee directors. With certain limitations, it functions in place of the Board of Directors during intervals between regular meetings of the Board. The committee schedule is subject to call, and it met once during 1995.

AUDIT COMMITTEE

D. R. Beall, Chairman         R. H. Malott
R. S. Block                   M. R. Seger
R. J. Ferris                  M. H. Wilson

This committee, which consists solely of non-employee directors, recommends to the Board of Directors the engagement of independent accountants, reviews with the accountants the audit plan, non-audit services, and fees related to each, and reviews the Corporation's internal financial controls and auditing. This committee also reviews annual financial statements before issuance and makes appropriate reports and recommendations to the Board of Directors. The committee met three times in 1995.

COMPENSATION AND ORGANIZATION COMMITTEE

R. D. Wood, Chairman          J. H. Bryan
D. R. Beall                   R. J. Ferris
R. S. Block                   F. A. Maljers

This committee, which consists solely of non-employee directors, determines salaries, bonus awards, and stock option grants for executive officers of the Corporation and takes all other actions required of it under the Corporation's incentive programs. The committee reviews executive resources, performance of key executives, and organization and succession plans. The committee met five times in 1995.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

R. H. Malott, Chairman        W. E. Massey
E. B. Davis, Jr.              R. D. Wood
W. G. Lowrie

This committee consists of four non-employee directors and one employee director. It reviews Amoco's environmental, health, and safety policies, programs, and standards; approves the structure of the Compliance Review Program managed by the Environmental, Health and Safety department; reviews the results and scheduling of the Compliance Review Program; reviews safety trends, spill-response capabilities, crisis and waste management, waste minimization, and product safety; and periodically reviews industry and nationwide trends and related issues. The Committee met four times in 1995.

NOMINATING AND GOVERNANCE COMMITTEE

J. H. Bryan, Chairman         R. H. Malott
D. R. Beall                   W. E. Massey
R. S. Block                   M. R. Seger
E. B. Davis, Jr.              M. H. Wilson
R. J. Ferris                  R. D. Wood
F. A. Maljers

This committee, prior to 1994 named the Nominating Committee, consists of eleven non-employee directors. It recommends guidelines and criteria for Board membership, director candidates, and appointments to Board committees. It reviews the performance of the Chief Executive Officer and incumbent directors, and it reviews and approves directorships offered to employee directors of the Corporation by other companies. The committee also considers nominees for director recommended by shareholders. Such recommendations, with relevant supporting data, should be submitted to the Corporate Secretary of Amoco Corporation. The committee met twice in 1995.

SHARE OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

This table shows the number of shares of Amoco common stock beneficially owned by each individual incumbent director, director nominee, and executive officer named in this Proxy Statement and by the directors and executive officers as a group, determined as of January 31, 1996, except as otherwise noted.


                            SECURITY OWNERSHIP TABLE



          NAME/GROUP                                  NUMBER OF SHARES OWNED(#)
          ---------------------------------------------------------------------
          D. R. Beall. . . . . . . . . . . . . . . .       3,189
          R. S. Block. . . . . . . . . . . . . . . .       3,516
          J. H. Bryan. . . . . . . . . . . . . . . .       4,926
          E. B. Davis, Jr. . . . . . . . . . . . . .       2,327
          R. J. Ferris . . . . . . . . . . . . . . .      15,126
          J. E. Fligg. . . . . . . . . . . . . . . .     189,905
          W. D. Ford . . . . . . . . . . . . . . . .     124,858
          H. L. Fuller . . . . . . . . . . . . . . .     627,967    (a)
          W. G. Lowrie . . . . . . . . . . . . . . .     266,718
          F. A. Maljers. . . . . . . . . . . . . . .         814
          R. H. Malott . . . . . . . . . . . . . . .       4,926

                                        9

          A. C. Martinez . . . . . . . . . . . . . .       1,000    (b)
          W. E. Massey . . . . . . . . . . . . . . .       1,447
          M. R. Seger. . . . . . . . . . . . . . . .       2,144
          L. D. Thomas . . . . . . . . . . . . . . .     328,400
          M. H. Wilson . . . . . . . . . . . . . . .       1,426
          R. D. Wood . . . . . . . . . . . . . . . .       4,409

          Directors and executive officers as a
          group as of January 31, 1996.................1,851,659    (a)(c)

          (a) Includes 3,160 shares as to which Mr. Fuller shares voting and dispositive authority.
          (b) Nomination and share ownership as of February 27, 1996.
          (c) Includes 1,580 shares as to which an executive officer disclaims beneficial ownership.

Also, except as noted, each of the persons included in the share ownership table has sole voting and investment authority over the shares shown. The share amounts include these shares for which the following have a right to acquire beneficial ownership within 60 days after January 31, 1996, by exercising stock options: H. L. Fuller, 542,500 shares; L. D. Thomas, 298,500 shares; W. G. Lowrie, 230,000 shares; J. E. Fligg, 178,000 shares; W.
D. Ford, 109,500 shares; and directors and executive officers as a group, as of January 31, 1996, 1,546,800 shares. Also included are any shares held in the Amoco Performance Share Plan and those allocable to the proportionate amount of the Amoco Stock Fund in the Amoco Employee Savings Plan owned by executive officers as of the date shown. Directors and executive officers as a group owned beneficially less than 1 percent of the Corporation's common stock as of January 31, 1996.

On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes of ownership in the Corporation's equity securities held by this group of persons during 1995 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, except that a Form 4 was inadvertently filed late in connection with a sale of shares by L. D. Thomas on May 1, 1995, and with respect to shares held since June 1993 in a Dividend Reinvestment Plan account for W. E. Massey and the reinvestment of dividends in that account from June 1993 to year-end 1995.

NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation for non-employee directors is $50,000 per year, of which 25 percent is paid in shares of Amoco common stock and the balance is paid in monthly cash payments. Each non-employee director also receives an annual award of 200 shares of Amoco common stock, subject to forfeiture and transfer restrictions relating to continued service on the Board. No additional compensation is paid for service on any Board committees. Under a deferred compensation arrangement, the cash portion of the annual retainer may be credited to an interest-bearing account or invested in units equivalent to shares of Amoco common stock which earn dividend equivalents.

EXECUTIVE COMPENSATION

The following table summarizes the annual and long-term compensation for the years 1993, 1994, and 1995 of the Chief Executive Officer ("CEO") and the four other most highly paid employees of the Corporation, who were executive officers as of December 31, 1995. A report on executive compensation by the Compensation and Organization Committee of the Board of Directors begins on page 13 of this Proxy Statement.

                           SUMMARY COMPENSATION TABLE


                                                         Annual Compensation                 Long-Term Compensation
                                               --------------------------------------     --------------------------
                                                                                             Awards         Payouts
                                                                                          ----------       --------
                                                                                          SECURITIES
                                                                         OTHER ANNUAL     UNDERLYING           LTIP      ALL OTHER
                                                 SALARY       BONUS      COMPENSATION        OPTIONS        PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR             ($)       ($)(1)           ($)(2)            (#)            ($)         ($)(3)
---------------------------        -----       --------       --------   ------------     ----------       --------       --------
H. L. FULLER
Chairman, President and CEO         1995       $875,048         ______        $15,109        115,000            -0-       $116,499
                                    1994        852,817       $762,601         11,242        100,000       $123,750        159,492
                                    1993        810,655        826,048         19,327         90,000        156,000        131,003
L. D. THOMAS
Vice Chairman                       1995        531,621         ______          9,741         55,000            -0-         66,534
                                    1994        517,440        402,284          2,875         55,000         66,000         91,276
                                    1993        492,526        443,359          6,561         50,000         83,850         80,160
W. G. LOWRIE
Executive Vice President,           1995        433,039         ______          1,702         50,000            -0-         53,535
Exploration and Production Sector   1994        416,251        309,218          3,287         45,000         55,000         68,785
                                    1993        393,561        307,802          1,869         40,000         62,400         64,808
J. E. FLIGG
Senior Executive Vice President,    1995        387,888         ______          7,175         45,000            -0-        $60,330
Strategic Planning and              1994        374,089        313,609          3,716         40,000         41,250         62,463
International Business Development  1993        355,308        283,415          3,082         35,000         47,580         56,445

W. D. FORD (4)
Executive Vice President,           1995        360,981          _____          1,316         45,000            -0-         46,461
Petroleum Products Sector           1994        345,343        263,374          2,754         40,000            -0-         57,619
                                    1993        320,504        263,126          3,528         30,000            -0-         26,726

                     [Summary Compensation Table Footnotes]

1. . . . .Represents bonus awards determined for the performance year indicated
          and paid in the following year. The 1995 bonus awards are not yet determined. See Compensation and Organization Committee Report beginning on page 13 of this Proxy Statement for further discussion of bonus compensation.

2. . . . .Represents tax adjustment payments on income imputed for income tax purposes related to use of corporate facilities for business purposes.

3. . . . .Represents corporate matching contributions to the Amoco Employee
          Savings Plan and accruals for related ERISA restoration plan for Messrs. Fuller, Thomas, Lowrie and Fligg in the amounts shown, and for Mr. Ford of $44,881, as well as a Deferral Restoration Savings Plan contribution for Mr. Ford of $1,580.

4. . . . .Mr. Ford owned 2,400 shares of restricted stock as of December 31,
          1995, valued as of that date at $171,600.

STOCK OPTIONS
The following two tables provide information on stock option grants made to the named executive officers in 1995, options or tandem SARs exercised during 1995, and options/SARs outstanding on December 31, 1995. All stock option grants have a term of 10 years from date of grant and an exercise price equal to 100 percent of the fair market value on the date of grant and are non-transferable.

                           STOCK OPTION GRANTS IN 1995

                                                              Individual Grants
                                        ----------------------------------------------------------------------
                                         NUMBER OF
                                        SECURITIES
                                        UNDERLYING    PERCENT OF TOTAL    EXERCISE OR BASE
                                           OPTIONS  OPTIONS GRANTED TO        PRICE ($ PER                              GRANT DATE
NAME                                    GRANTED(#)   EMPLOYEES IN 1995              SHARE)     EXPIRATION DATE   PRESENT VALUE ($)
----                                    ----------  ------------------     ---------------     ---------------   -----------------
H. L. Fuller                               115,000                5.0%            $62.6875           3-28-2005          $1,866,450
L. D. Thomas                                55,000                2.4%             62.6875           3-28-2005             892,650
W. G. Lowrie                                50,000                2.2%             62.6875           3-28-2005             811,500
J. E. Fligg                                 45,000                2.0%             62.6875           3-28-2005             730,350
W. D. Ford                                  45,000                2.0%             62.6875           3-28-2005             730,350

Stock options granted in 1995 become exercisable 50 percent one year after the date of grant and 100 percent two years after the date of grant. In the event of a change in control of the Corporation, stock options will automatically become exercisable.

The grant date present values in the far right column of the above table were calculated using the Black-Scholes option pricing model applied as of the grant date, March 28, 1995. The values generated by this model depend upon certain assumptions, as follows: an option exercise date of March 28, 2005; a constant dividend yield on underlying stock of 3.8 percent; an assumed annual volatility of underlying stock of 20 percent; and a risk-free rate of return for the option period of 7.36 percent. The market value on the grant date is the average of the high and low prices for the stock on the New York Stock Exchange on that date. The Corporation made no assumptions regarding restrictions on vesting or the likelihood of vesting.

There is no generally recognized method for valuing stock options. The requirement that values be included in this table also provides for other alternative valuation methods, which, if used, would have resulted in different values. Because the actual value, if any, of the options will depend on future unpredictable and volatile factors, the future values realized by the holders may vary significantly from the values estimated by the Black-Scholes model or other methods. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

            AGGREGATED OPTION/SAR EXERCISES IN 1995 AND OPTION/SAR
                          VALUES AT DECEMBER 31, 1995

                                                                    Number of
                                                               securities underlying                   Value of unexercised
                                                             unexercised options/SARs                in-the-money options/SARs
                                                                 at 12/31/95 (#)                           at 12/31/95 ($)
                                                      ---------------------------------            ----------------------------
                     NUMBER OF
                    SECURITIES
                    UNDERLYING
                  OPTIONS/SARS               VALUE
NAME             EXERCISED (#)            REALIZED         EXERCISABLE       UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
----             -------------       -------------       -------------       -------------       -------------       -------------
H. L. Fuller                 0                  $0             469,000             165,000         $10,608,748          $1,917,813
L. D. Thomas             9,880             329,436             243,500              82,500           5,443,499             977,969
W. G. Lowrie                 0                   0             182,500              72,500           3,989,031             846,719
J. E. Fligg             11,820             323,054             135,500              65,000           2,864,156             757,813
W. D. Ford              23,500             502,919              67,000              65,000           1,079,500             757,813

CHANGE IN CONTROL ARRANGEMENTS

While Amoco has no special compensatory plans or arrangements with named executive officers which will result from a change in control of Amoco, or a change in a named executive officer's responsibilities following a change in control, the Corporation's restoration plans and its incentive compensation programs have certain change in control features that protect participants' rights under such programs. Such features were included in the Corporation's 1991 Incentive Program and were added by amendment to the 1986 Management Incentive Program, both pursuant to shareholder approval at the 1991 Annual Meeting of the Corporation. No further awards may be granted under the 1986 Program for the period after December 31, 1991, but awards under that program remain outstanding.

Awards under the 1991 Incentive Program may take the form of stock options, stock appreciation rights, restricted stock, performance awards, bonuses, and share-based and other awards. Stock options, restricted stock, performance units, bonuses and stock appreciation rights were awarded under the 1986 Program. There are no performance units outstanding.

The following actions take place upon the occurrence of an event of Change in Control (unless otherwise prohibited by the terms of the 1991 Incentive Program or the 1986 Program): (1) all stock options and stock appreciation rights immediately become exercisable; (2) any restriction periods and restrictions imposed on restricted shares lapse; (3) the target value attainable under performance awards is deemed to have been fully earned for the entire performance period (except those awards outstanding for less than six months); and (4) such other modifications to awards as determined appropriate by the Compensation and Organization Committee become effective. Participants in the program shall not be entitled to these rights if the employee is part of the entity which consummates the Change in Control event.

A "Change in Control" is deemed to have occurred in the event of any one or more of the following: (1) any person or group of persons is or becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Corporation's then outstanding securities (such entity is referred to as an Acquiring Person) and any such entity becoming an Acquiring Person was not approved by the Board of Directors composed of Continuing Directors before such entity became an Acquiring Person, (2) the Board of Directors is no longer comprised of "Continuing Directors," which are (i) directors as of the effective date of the 1991 Incentive Program who do not, while serving as directors, become Acquiring Persons and (ii) directors recommended or approved for nomination for election or election subsequent to the effective date of the 1991 Incentive Program by two-thirds of the Continuing Directors and who are not, while serving as directors, Acquiring Persons, or (3) there occurs a "Business Combination" as defined under Indiana Code Section 23-1-43-5 (with the terms "resident domestic corporation" and "interested shareholder" as used in that section being deemed to refer to the Corporation and to an Acquiring Person, respectively), that was not approved by the Board of Directors, which was comprised of Continuing Directors, before the Acquiring Person became an Acquiring Person.

In addition to the foregoing change in control provisions of the 1991 Incentive Program and 1986 Program, there is a similar change in control definition contained in the Corporation's Restoration Plans Trust Agreement. This Trust sets forth the terms of a grantor trust for the purpose of accumulating assets to pay the Corporation's retirement benefit obligations to participants in the Corporation's existing ERISA and other restoration plans, as well as retirement benefit obligations under any future plans of a similar nature which the Corporation desires to fund through such trust. The plans are currently unfunded. However, under this Trust Agreement, 30 days after the occurrence of a Change in Control the Corporation is required to make contributions to fund the Trust unless the Compensation and Organization Committee, including only Continuing Directors, decides to stay such contributions.

BOARD COMPENSATION AND ORGANIZATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Amoco's Compensation and Organization Committee consists of six non-employee directors. It is the responsibility of the Committee to oversee and administer compensation policies and programs for executives, managers, and other selected salaried employees of the Corporation, including the executive officers. The Committee's report on executive compensation during 1995 follows.

The broad purposes of the executive compensation program are to reflect the success and profitability of the Corporation and to provide incentives for Amoco's executives that create an interest in the Corporation parallel to that of the shareholders. Attracting and retaining senior and other executives, who bring valuable experience and skills to the Corporation and contribute materially to its long-term success, are also important factors underlying the program and its administration.

Amoco's executive compensation philosophy and strategies are consistent with its overall compensation philosophy for all employees of the Corporation. This philosophy supports Amoco's vision of being a pre-eminent global business enterprise and states that Amoco will provide its employees with base pay and benefits competitive with leading employers and opportunities to earn superior compensation through significant variable pay when outstanding business results are achieved. Thus compensation, including executive compensation, is linked with Amoco's strategic direction and is intended to be reflective of short-term and long-term business performance as well as competitive factors.

In establishing competitive base and variable compensation opportunity levels, the Committee annually reviews the results of various compensation surveys in which the Corporation participates. Although Amoco is moving toward a broader comparison group representative of Fortune 100 companies, the primary comparison group of companies during 1995 consisted of a selected group of seven major oil industry competitors: Atlantic Richfield Company, Chevron Corporation, Exxon Corporation, Mobil Corporation, Texaco Inc., and the U.S. operations of Royal Dutch Petroleum Company and British Petroleum Company p.l.c. The primary benchmark for determining competitiveness was the average or median compensation level among the selected oil group. A selected group of major non-oil companies was also used as a secondary source of comparison.

The three principal components of Amoco's executive compensation program are base salaries, bonuses, and long-term incentives which, in recent years, have consisted solely of stock option grants.

BASE SALARIES

Competitive base salary levels provide the foundation for the executive compensation program. As indicated in its overall compensation philosophy, Amoco has attempted to maintain its base salaries at a level that is competitive with the average of salaries among the selected oil group.
Annual salary increase budgets and adjustments to the salary program structure are a result of reviews of the Corporation's competitive positioning through survey information and are also influenced by general economic factors. For the years covered by the Summary Compensation Table, salary increase guidelines for executives were the same as for all other exempt salaried personnel. Individual salary actions can vary above or below the general budget guideline based upon individual performance, experience and competitive considerations.

During 1995, the Corporation adopted a general corporate salary increase guideline of 2.0 percent. In the case of Mr. Fuller, the Committee determined his increase through a process which included the Committee's overall assessment of the Corporation's financial performance, Mr. Fuller's individual performance, and the results of competitive survey data, which indicated that Mr. Fuller's salary was somewhat below the average for comparable positions in the selected oil group. The aggregate base salaries of the five most highly paid executives also were lower than the average aggregate base salaries for the similar group in the selected oil group. No particular formulas or weights were applied to the factors considered in determining salary increases for Mr. Fuller or the other named executive officers. The Committee concluded that, viewed within the context of the total compensation package, a 2.0 percent increase for Mr. Fuller was appropriate. Considerations relating to individual performance and competitive positioning were also taken into account with respect to bonuses and long-term incentive awards, as discussed later in this report.

BONUSES

Bonuses are the short-term element of variable, performance-based compensation which affords opportunities to earn superior compensation when outstanding business results are achieved on both an absolute basis and relative to the selected oil group. Correspondingly, annual bonus levels are sized to be average for years in which business performance is average and below average for years in which business performance is below average. In this way, executives are rewarded in relation to both the annual business results achieved by the Corporation and its performance relative to competition.

As indicated in the Summary Compensation Table, the most recent bonuses disclosed are those paid in 1995 for the 1994 performance year. These bonuses had not been determined in time for inclusion in last year's Proxy Statement. Similarly, bonuses for the 1995 performance year have not been determined in time for inclusion in this Proxy Statement. This is due to the timing of the Corporation's compensation processes, including the need to obtain the appropriate data for comparing Amoco's financial performance to the financial performance of companies in the selected oil group.

For the 1994 performance year, a component of each executive's target bonus opportunity was based on criteria used in the broad-based Variable Incentive Plan ("VIP"), which has been implemented for most employees. In 1994, the VIP component included financial and strategic measures and targets. The measure utilized at the corporate level was based on return on capital employed ("ROCE") relative to the selected oil group, which for these purposes includes all operations of British Petroleum Company p.l.c. Each of the three operating companies (now restructured as business groups and sectors) utilized specific financial performance measures as well as one or more strategic measures. Amoco Chemical Company's financial measure was return on assets relative to chemical segments of a selected group of oil companies, and its strategic measure included specific objectives in such areas as globalization, commodity broadening, specialty chemical and polymer conversion, and renewal. Amoco Oil Company's financial measure was ROCE relative to the U.S. refining/marketing segments of a selected group of oil companies, and its strategic measure included specific objectives in such areas as customer satisfaction and employee satisfaction. Amoco Production Company's financial measure was the annual change in future net cash flow from proved reserves relative to the exploration and production segments of a selected group of oil companies, and its strategic measure included specific objectives in such areas as organizational capability assessment and continuous team improvement. The operating company measures were weighted 50 percent on the financial measure and 50 percent on the strategic measure, except for Amoco Production Company which was 60 percent on the financial measure and 40 percent on the strategic measure. The VIP component of the bonus, as in the case of VIP plan payouts for non-executive participants, is calculated solely upon results measured against pre-established goals, with no adjustments made for individual performance considerations.

For the 1994 performance year, Mr. Fuller's target bonus opportunity was established at 80 percent of his year-end 1994 salary. Survey information indicated that this level of opportunity was in line with average target and actual bonus levels for comparator companies, both oil and non-oil. Actual bonus awards may be above or below the target bonus opportunity. Thirty percent (30%) of the target bonus opportunity for Mr. Fuller was based upon the VIP component. For this component, the corporate performance measure for Mr. Fuller was given a 75 percent weight and a composite of the results under the operating companies' measures was given a 25 percent weight. The results achieved under the corporate measure were slightly below target, and the results under the operating company composite were also somewhat below target. The weighted outcomes under these measures resulted in a payout for Mr. Fuller of $192,601 attributable to the VIP component of the bonus.

The remaining 70 percent of the target bonus opportunity was based on what is referred to as the Individual Variable Component ("IVC"). The award under this component to Mr. Fuller was determined by a judgmental process which took into account specific corporate performance criteria such as net income and ROCE on both a reported and an operational basis, as well as individual performance and competitive compensation considerations. Individual performance considerations included Mr. Fuller's personal leadership in the implementation of a major corporate restructuring, and continuing efforts to develop a more balanced worldwide asset base through pursuit of international growth opportunities. No particular formulas or weights were applied to these criteria. Based on this assessment process, Mr. Fuller was awarded $570,000, which was above the target amount for this component.

The sum of the two components ($192,601 for VIP and $570,000 for IVC) resulted in the total bonus of $762,601 reported for the 1994 performance year in the Summary Compensation Table, which was somewhat above the total target bonus opportunity. A similar approach to bonuses paid in 1995 for the 1994 performance year was applied for the other named executive officers.

For the 1995 performance year, 50 percent of the total competitive bonus opportunity will be based upon results under the VIP component and 50 percent will be based upon the assessment relating to the IVC component. This increased emphasis on the VIP component is consistent with the Corporation's overall focus on further aligning compensation for all employees, including executives, with specific business performance measures.

LONG-TERM INCENTIVES

Long-term incentive grants in the form of stock options comprise the long-term element of variable, performance-based compensation. These awards are granted through the shareholder-approved 1991 Incentive Program and are designed to create an employee interest parallel to that of shareholders in the long-term future success of the Corporation. Stock option grants are also intended to facilitate the acquisition and ownership of Amoco stock by executives.

Consistent with competitive practice and Amoco's own historical practice, stock options are granted on an annual basis at the fair market value on the date of grant and have a term of 10 years. The size of individual stock option grants is related to the level of responsibility of eligible employees and is intended to be near the median value of the long-term incentives granted by the selected oil group.

The number of shares covered by the stock option grant to Mr. Fuller in 1995 was 115,000. In determining the size of the grant to Mr. Fuller and the other named executive officers, the Committee took into account the level of responsibility of each executive and competitive trend data, irrespective of the number of stock options previously granted to these individuals.

OTHER INFORMATION

The Committee has continued to review and monitor the status of regulations under Section 162(m) of the Internal Revenue Code which limited the tax deductibility of certain compensation exceeding $1 million for named executive officers beginning in 1994. Based on the transition rules in the regulations, the Committee believes that gains from the exercise of outstanding stock options or future stock options granted through 1996 will be exempt from this deduction limitation. In addition, the Committee believes that the bonus compensation pursuant to the corporate measure under the VIP component of the bonus program is also exempt from the deduction limitation under the transition rules. While some portion of compensation may not qualify as wholly deductible in certain years, any such amount is not considered material. In an effort to comply with new regulations under
Section 162(m) of the Internal Revenue Code and to insure that future awards are deductible to the maximum extent possible, the Corporation is asking shareholders to approve certain amendments to the 1991 Incentive Program relating to bonuses, stock options and stock appreciation rights to named executive officers. A description of these amendments is set forth beginning on page 17 of this Proxy Statement.

R. D. WOOD, CHAIRMAN          J. H. BRYAN
D. R. BEALL                   R. J. FERRIS
R. S. BLOCK                   F. A. MALJERS

CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

The graph below compares the yearly percentage change in the cumulative total shareholder return, including dividend reinvestment, on Amoco's common stock with that of the cumulative total return of Standard & Poor's 500 Stock Index and a Selected Peer Group of companies for a five-year measurement period beginning December 31, 1990, and ending December 31, 1995.

                      COMPARISON OF FIVE-YEAR TOTAL RETURN

                          1990      1991      1992      1993      1994      1995
                          ----      ----      ----      ----      ----      ----
Amoco                     $100      $ 98      $102      $115      $133      $167

S&P 500                   $100      $131      $141      $154      $157      $215

Selected Peer             $100      $110      $109      $134      $143      $190
   Group

[FOOTNOTE TO CUMULATIVE SHAREHOLDER RETURN GRAPH]
Assumes $100 invested on December 31, 1990 in each of Amoco common stock, the S&P 500 and Selected Peer Group indices. The Selected Peer Group consists of Atlantic Richfield Company, British Petroleum Company p.l.c., Chevron Corporation, Exxon Corporation, Mobil Corporation, Royal Dutch/Shell Group, and Texaco Inc. This group of companies, including selected subsidiary operations as appropriate, is used by Amoco for certain compensation and performance comparisons.

RETIREMENT PLAN

Under the Corporation's Retirement Plan, the amount of the annuity an eligible employee will receive on a single-life basis is determined under an annuity benefit formula. An eligible married employee receives annuity payments that continue to cover the surviving spouse, unless the spouse consents to one of the other alternate options of equivalent actuarial value, including a lump sum payment. The annuity benefit formula (including a percentage of Social Security benefits) is calculated at 1 and 2/3 percent times the employee's years of participation, times average annual earnings determined from the three highest consecutive calendar years' salaries and from the three highest consecutive calendar years' bonus awards during the 10 years preceding retirement. The maximum annuity is 60 percent of such average annual earnings, and years of participation in the plan in excess of 36 do not result in additional benefits. Average annual earnings for Retirement Plan purposes include salary and bonus where applicable. Salary and available bonus award information is presented in the Summary Compensation Table.

The following table shows the annual annuity amounts payable on a single-life basis for various assumed average annual earnings, calculated under the annuity benefit formula for the years of participation shown, before reduction for Social Security benefits. The amounts shown in the table are payable upon retirement between ages 60 and 65. Age 65 is normal retirement age. For retirements before age 60, the annual annuity amounts are reduced as provided in the Plan. At year-end 1995, the following executive officers had participated in the Retirement Plan for the following numbers of years rounded to the nearest whole year: H.L. Fuller, 35 years; L.D. Thomas, 38 years; W.G. Lowrie, 30 years; J.E. Fligg, 28 years.; and W.D. Ford, 25 years. The Employee Retirement Income Security Act of 1974, as amended, limits the benefits payable from qualified retirement plans. For employees who may be affected by those limits or by bonus deferral, Amoco has adopted restoration plans to maintain total benefits upon retirement at approximately the levels shown in the table.


                                                     PENSION PLAN TABLE


Years of Participation

Assumed               15 YEARS            20 YEARS            25 YEARS            30 YEARS            35 YEARS      40 YEARS
Three-Year
Average Annual
Earnings
--------------        --------            --------            --------            --------            --------      --------

$   600,000           $150,003            $200,004            $250,005            $300,006            $350,007      $360,000
    800,000            200,004             266,672             333,340             400,008             466,676       480,000
  1,000,000            250,005             333,340             416,675             500,010             583,345       600,000
  1,200,000            300,006             400,008             500,010             600,012             700,014       720,000
  1,400,000            350,007             466,676             583,345             700,014             816,683       840,000
  1,600,000            400,008             533,344             666,680             800,016             933,352       960,000
  1,800,000            450,009             600,012             750,015             900,018           1,050,021     1,080,000
  2,000,000            500,010             666,680             833,350           1,000,020           1,166,690     1,200,000


AMENDMENT OF THE 1991 INCENTIVE PROGRAM
The 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries (the "Program"), approved by the shareholders in April 1991, provides for incentive awards to executives and other selected employees. Under the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation generally receives a Federal income tax deduction for amounts paid under the Program. Regulations under Section 162(m) of the Code were revised in 1995 to allow a deduction for compensation in excess of $1,000,000 paid to any "Named Executive Officer" (the Chief Executive Officer and the other four most highly compensated employees subject to this provision in a given year) only if certain requirements are met.

In an effort to comply with the new regulations under Section 162(m) and to insure that future awards are deductible to the maximum extent possible, the Compensation and Organization Committee of the Board of Directors (the "Committee") has adopted amendments to the Program, subject to shareholder approval, pertaining to the awards of bonuses, stock options and stock appreciation rights ("SARs"). In the event that shareholder approval is received, the Program will be amended and restated (the "Amended Program") as described below. The following summary is subject to the provisions contained in the official text.

PROPOSED AMENDMENTS

Under the proposed amendments, the maximum annual bonus award to the Chief Executive Officer will be no more than 0.15% of the Corporation's adjusted net income and, for the other Named Executive Officers individually, no more than 0.10% of adjusted net income, which is the net income of the Corporation as reported in its annual financial statements, excluding publicly disclosed unusual or special items. For 1995, 0.15% of adjusted net income for the Corporation was $3,238,500 and 0.10% was $2,159,000. The Committee will not have the flexibility to award a Named Executive Officer a bonus in excess of the maximum amount so determined, but may grant less than that amount. In determining awards, the Committee will consider appropriate business and individual performance criteria. The Committee intends to administer the Amended Program with respect to bonuses for the Named Executive Officers consistent with criteria and guidelines that it may also establish from time to time for other executives.

Another proposed amendment to the Program limits to 400,000 the number of shares underlying stock options granted in any year to any individual, including Named Executive Officers. The Amended Program will also limit to 400,000 the number of shares related to SARs which can be granted in any year to any individual, including Named Executive Officers. Other awards under the Program will not be affected by the proposed amendments, and, except as proposed to be amended hereby, the Committee will continue to administer the Amended Program pursuant to its existing terms and conditions. The amendments to the Program will become effective upon approval by the shareholders at the 1996 Annual Meeting, and the Amended Program will remain effective until December 31, 2001, unless terminated earlier by the Board or the Committee.

GENERAL SUMMARY

Persons eligible for awards under the Program consist of key, managerial and other salaried employees of the Corporation and its participating subsidiaries who possess valuable experience and skills and have contributed, or can be expected to contribute, materially to the success of the Corporation. With respect to stock option and restricted share awards, the population of persons eligible for such awards includes substantially all of the salaried employees of the Corporation and participating subsidiaries (including executive officers), estimated to include approximately 22,000 employees. It is anticipated that, based on appropriate selection criteria, approximately 2,700 individuals will actually be awarded stock options or restricted shares in 1996. With respect to bonus awards, the class of eligible persons consists of approximately 340 executive level employees. The size and composition of these groups of eligible employees may be different in future years.

The maximum number of shares of common stock available for awards in each calendar year during which the Program is in effect is limited to 0.9 percent of the total issued and outstanding shares of common stock of the Corporation as of December 31 of the immediately preceding year, which may be adjusted for changes in capitalization and certain other significant events affecting the Corporation. The authorized shares may be used for any types of awards, except that no more than 20,000,000 shares may be issued for incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options"), and no more than 20 percent of the shares may be issued as restricted shares. Any authorized shares not used in a year are available for awards in succeeding calendar years. Shares related to awards that are forfeited, terminated, or expired unexercised are available for other awards. As of January 31, 1996, 16,605,249 shares were available for awards, and shares related to outstanding stock options and restricted shares totaled 9,361,812.

Awards may not be transferred, pledged or assigned by participants, except as provided in the Program. The Committee administers the Program, determines the terms and conditions of awards and has the ability to amend or terminate awards. The Committee or the Board may at any time amend the Program, unless such amendment would cause noncompliance with applicable laws or is otherwise prohibited by the Program. A summary of the change in control arrangements applicable to awards under the Program is set forth on page 12 of this Proxy Statement.

The closing market price of Amoco common stock reported by the New York Stock Exchange Composite Transactions for February 27, 1996, was $69.875 per share.

TYPES OF AWARDS

Stock options, SARs, restricted shares, performance awards, bonuses and other share based and non-share based awards may be granted under the Program.

Stock options issued under the Program may be Incentive Stock Options or stock options not meeting the requirements of Section 422 of the Internal Revenue Code ("Non-Qualified Options"). The term and option price per share for any stock option is determined by the Committee, but the price shall not be less than 100 percent of the fair market value of Amoco common stock on the date of the grant. Options may be exercised in part or in full, in cash, shares or in such other approved manner. Options awarded prior to December 19, 1995, remain exercisable for 1 year and options awarded on or after December 19, 1995 remain exercisable for 3 years following an employee's death or the duration of the option term, whichever is shorter, by the employee's beneficiary or estate. If an employee becomes totally disabled or retires, exercisable options remain exercisable for the period of time specified in the award.

The grant of a stock option will not create any tax consequences for the employee or the Corporation. Upon exercising a Non-Qualified Option, the employee must recognize compensation income in the amount of the difference between the option price and the fair market value of the stock on the date of exercise. The Corporation will be entitled to a deduction equal to the amount of compensation income recognized by the employee. In the case of an Incentive Stock Option, although no compensation income is recognized upon exercise, the excess of the fair market value on the date of exercise over the option price is treated as an adjustment for alternative minimum tax purposes. The employee's tax treatment upon the disposition of shares acquired by the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an Incentive Stock Option or a Non-Qualified Option. The Corporation will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods have been satisfied.

SARs may be issued in tandem with or independent of stock options. The value of SARs is determined relative to appreciation over time in the value of the Corporation's common stock. The holder of a tandem SAR is entitiled to receive the number of shares of common stock or cash, at the discretion of the Committee, equal in value to the amount by which the fair market value of common stock at the date of exercise of the SAR exceeds the price at which the related option was issued. Upon exercise of an SAR, any tandem stock option will terminate. Tandem SARs will terminate upon exercise of associated stock options. Restricted shares are shares of common stock which have certain restrictions attached to their ownership. Until all restrictions are released, the Corporation maintains control over the restricted shares, but the employee may vote and receive dividends on the shares. Upon satisfaction of the conditions of award, or upon death, total disability, or involuntary retirement, the restrictions on the shares are released. Performance awards, which may include units or shares, may be based upon the performance of the Corporation and/or the individual performance of an employee. The Committee determines aggregate bonus expenditures for each year, based on the financial performance of the Corporation, competitive compensation, and other considerations. Bonuses may be made in cash, shares, share units or other forms.

1991 INCENTIVE PROGRAM TABLE

The following table sets forth bonuses, stock options, and restricted share awards made under the Program during 1995. No SARs, performance units or shares, or other awards were granted during 1995. Information in the Bonus column below represents awards determined for the 1994 performance year and paid in 1995. The proposed amendments would have had no effect on these awards. For Named Executive Officers the salary and bonus information in the table below is duplicative of that set forth in the Summary Compensation Table (see page 11).

                   1991 INCENTIVE PROGRAM AWARDS DURING 1995

NAME                                                    BONUS ($)                STOCK OPTIONS (#)      RESTRICTED SHARES (#)
------------------------------------------------------  --------------           -------------------    ---------------------
H. L. Fuller                                                  $762,601                       115,000                        0
L. D. Thomas                                                   402,284                        55,000                        0
W. G. Lowrie                                                   309,218                        50,000                        0
J. E. Fligg                                                    313,609                        45,000                        0
W. D. Ford                                                     263,374                        45,000                        0
All executive officers as a group                            3,446,432                       473,000                   41,000
All employees as a group (excluding executive officers)     16,253,766                     1,809,019                  106,930

RECOMMENDATION OF THE BOARD

The Board of Directors recommends a vote FOR the following resolution, to be presented for a vote of the shareholders at the Annual Meeting. The affirmative vote of a majority of shares voting on this resolution is required for its adoption.

RESOLVED, That the amendments to the 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries, as described in this Proxy Statement for the 1996 Annual Meeting of the Corporation, under which awards of bonuses, stock options and stock appreciation rights shall be made pursuant to program provisions intended to comply with the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended, are hereby approved, and the Board, Compensation and Organization Committee, and proper officers of this Corporation are authorized and directed to take all steps and to do all acts which in their judgment are deemed necessary or proper to implement such amendments.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Board Audit Committee, the Board has appointed Price Waterhouse LLP, Certified Public Accountants, ("Price Waterhouse") as independent accountants of Amoco and its subsidiaries for 1996. Price Waterhouse has served Amoco and its subsidiaries as independent accountants for many years. It is knowledgeable about Amoco's operations and accounting practices and is well-qualified to act in the capacity of independent accountants.

In formulating its recommendation to the Board, the Audit Committee reviewed Price Waterhouse's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing.

In addition to audit services relating to the Corporation's consolidated financial statements and various governmental reporting requirements, Price Waterhouse performs some non-audit services for Amoco. The Board and the Audit Committee believe that these non-audit services have no effect on the independence of that firm in performing its auditing responsibilities.

The scope, timing and fees applicable to the audit of Amoco's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Board beforehand, but they are subsequently reviewed by the Audit Committee. Representatives of Price Waterhouse, as in past years, will be present at the Annual Meeting and will be available to make a statement if they wish and to respond to appropriate questions from shareholders.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends a vote FOR the following resolution, to be presented for a vote of the shareholders at the Annual Meeting. The affirmative vote of a majority of shares voting on this resolution is required for its adoption. In view of the difficulty and expense involved in changing independent accountants on short notice, if the appointment is not approved it is contemplated that the appointment for 1996 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

RESOLVED, That the shareholders concur in the appointment, by the Board of Directors, of Price Waterhouse to serve as independent accountants of the Corporation and its subsidiaries for 1996.

GENERAL AND OTHER MATTERS

Shareholder proposals submitted for inclusion in the proxy statement for the 1997 Annual Meeting must comply with the requirements of the Securities and Exchange Commission and be received not later than November 11, 1996, at the Corporation's executive offices:

      Attention:  Corporate Secretary, Mail Code 2101A
      200 East Randolph Drive, Chicago, IL 60601

Any proposal to be presented for action at an Annual Meeting must be submitted to the Chairman or Corporate Secretary at least 60 days prior to the meeting date. A shareholder proposal generally will be voted on only if the shareholder or the shareholder's representative attends the Annual Meeting and presents the proposal.

As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at this meeting. However, if other matters should properly come before the meeting, the persons specified by the Board of Directors in the enclosed proxy intend to vote in accordance with their best judgment.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary

                            Printed on recycled paper

               APPENDIX TO AMOCO CORPORATION 1996 PROXY STATEMENT
                                 March 11, 1996
              DESCRIPTION OF GRAPHICS OMITTED FROM EDGAR SUBMISSION

On page 4 are three photographs of nominees for director, placed in the following order, reading top to bottom.

1.   Photograph of Donald R. Beall, page 4 of printed proxy.

2.   Photograph of Richard J. Ferris, page 4 of printed proxy.

3.   Photograph of William G. Lowrie, page 4 of printed proxy.

On page 5 are three photographs of nominees for director, placed in the following order, reading top to bottom.

4.   Photograph of Floris A. Maljers, page 5 of printed proxy.

5.   Photograph of Robert H. Malott, page 5 of printed proxy.

6.   Photograph of Arthur C. Martinez, page 5 of printed proxy.

On page 6 are three photographs of continuing directors, placed in the following order, reading top to bottom.

7.   Photograph of Ruth S. Block, page 6 of printed proxy.

8.   Photograph of John H. Bryan, page 6 of printed proxy.

9.   Photograph of Erroll B. Davis, Jr., page 6 of printed proxy.

On page 7 are three photographs of continuing directors, placed in the following order, reading top to bottom.

10.  Photograph of H. Laurance Fuller, page 7 of printed proxy.

11.  Photograph of Walter E. Massey, page 7 of printed proxy.

12.  Photograph of Martha R. Seger, page 7 of printed proxy.

On page 8 are two photographs of continuing directors, placed in the following order, reading top to bottom.

13.  Photograph of Michael H. Wilson, page 8 of printed proxy.

14.  Photograph of Richard D. Wood, page 8 of printed proxy.

                          APPENDIX TO AMOCO CORPORATION
                              1996 PROXY STATEMENT
                                 MARCH 11, 1996
                            1991 INCENTIVE PROGRAM OF
              AMOCO CORPORATION AND ITS PARTICIPATING SUBSIDIARIES
                         (AS APPROVED APRIL 23, 1991)*

1.  PURPOSE AND EFFECTIVE DATE

  The purpose of this 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries is to further the interests of Amoco Corporation, an Indiana corporation, its participating subsidiaries and its shareholders by providing incentives in the form of awards to employees who contribute materially to the success and profitability of the Corporation and such subsidiaries. Such awards will recognize and reward outstanding performances and individual contributions and give key, managerial and other salaried employees who possess valuable experience and skills, an interest in the Corporation parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such employees in the Corporation's continued success and progress. This Program will also enable the Corporation and its subsidiaries to attract and retain such employees.

  This Program shall become effective upon its approval by the Corporation's shareholders on April 23, 1991 and remain effective until December 31, 2001, subject to the ability of the Board of Directors and the Compensation and Organization Committee to terminate this Program as provided in Section 14.1.

2.  DEFINITIONS

  As used in this Program:

  (1) "Adjusted Net Income" means the net income of the Corporation as reported in the Corporation's annual financial statements adjusted to exclude publicly disclosed unusual or special items affecting reported net income.

  (2) "Award" means the grant of any form of Option, Stock Appreciation Right, Performance Award, Restricted Share, Bonus, or any other form of Share based or non-Share based Award granted pursuant to this Program.

  (3) "Award Agreement" means a written agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

  (4) "Beneficiary" means a person or persons designated by a Participant to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Corporation, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate shall be deemed to be the Participant's beneficiary.
-------------------
* As proposed to be amended effective upon shareholder approval, April 23, 1996.

  (5)  "Board" means the Board of Directors of the Corporation.

  (6)  "Bonus" means any payment under Section 7.

  (7)  "Change in Control" has the meaning set forth in Section 9.

  (8) "Chief Executive Officer" means the Employee of the Corporation serving in such capacity.

  (9) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

  (10) "Committee" means the Compensation and Organization Committee of the Corporation or any successor committee with substantially the same responsibilities.

  (11) "Corporation" means Amoco Corporation, an Indiana corporation, or any successor corporation.

  (12) "Employee" means any individual who is a salaried employee on the payroll of the Corporation or any Participating Subsidiary.

  (13) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

  (14) "Fair Market Value Per Share" in reference to the common stock of the Corporation means (i) the average of the reported highest and lowest sale prices per share of such stock as reported on the New York Stock Exchange on the date as of which determination is to be made, or (ii) in the absence of reported sales on that date, the average of such reported highest and lowest sale prices per share on the next preceding date on which reported sales occurred.

  (15) "Named Executive Officer" means an Employee as described in Section 162(m)(3) of the Code for the year an Award is granted.

  (16) "Option" means an Award to purchase Shares granted pursuant to Section 6.1, and includes Incentive Stock Options and Non-Qualified Options, as such terms are defined in Section 6.1.

  (17) "Participant" means any Employee who is granted an Award under this Program.

  (18) "Participating Subsidiary" means a subsidiary of the Corporation, more than 50% of the aggregate outstanding voting shares of all outstanding classes and series of which are beneficially owned, directly or indirectly, by the Corporation, and one or more Employees of which are Participants, or are eligible for Awards, pursuant to this Program.

  (19) "Performance Award" has the meaning described in Section 6.4.

  (20) "Program" means this 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries as it may be amended from time to time.

  (21) "Restricted Shares" means Shares, which have certain restrictions attached to the ownership thereof, which may be issued under Section 6.3.

  (22) "Retirement" means termination of a Participant's employment with the Corporation or a Participating Subsidiary by retirement under the normal, mandatory, and applicable age plus service or other provision of the applicable retirement plan of the Corporation or a Participating Subsidiary.

  (23)  "Rule 16b-3" has the meaning described in Section 3.1.

  (24) "Shares" mean shares of common stock of the Corporation.

  (25) "Share Unit" means the right to receive a payment equivalent in value to one Share on the date of payment.

  (26) "Stock Appreciation Right" means a right, the value of which is determined relative to the appreciation in value of Shares, which may be issued under Section 6.2.

  (27) "Totally Disabled" means solely because of disease or injury, a Participant is deemed by a qualified physician selected by the Corporation to be unable to work at any reasonable occupation. "Reasonable occupation" means any gainful activity for which the Participant is, or may reasonably become, fitted by education, training or experience, but shall not mean any activity if it is in connection with an approved rehabilitation program. Notwithstanding the foregoing, a Participant shall not be deemed Totally Disabled if the cause of disability was contributed to or resulted from: (i) intentionally self-inflicted injuries; (ii) drug addiction; (iii) insurrection, rebellion, participation in a riot or civil commotion; or (iv) commission by the Participant of an assault, battery or felony.

3.  ADMINISTRATION

  3.1 COMPENSATION AND ORGANIZATION COMMITTEE

  (a) This Program shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of not less than a sufficient number of disinterested members of the Board so as to qualify the Committee to administer this Program as contemplated by Rule 16b-3 promulgated by the Securities and Exchange Commission as now in force or as such regulation or successor regulation shall be hereafter amended ("Rule 16b-3") and as contemplated under Section 162(m) of the Code. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board.

  (b)  To the extent permitted by Section 14.3, the Committee is authorized to
(i) determine which Employees shall be Participants in the Program and which Awards shall be granted to Participants, (ii) establish, amend and rescind rules, regulations and guidelines relating to this Program as it deems appropriate, (iii) interpret and administer this Program, Awards and Award Agreements, (iv) establish, modify and terminate terms and conditions of Award Agreements, (v) grant waivers and accelerations of Program, Award and Award Agreement restrictions and (vi) take any other action necessary for the proper administration and operation of the Program, all of which shall be executed in accordance with the objectives of this Program.

  (c) The Committee may designate persons and entities other than its members, including but not limited to, the Human Resources Committee of the Corporation, any successor committee, the Chief Executive Officer, and the Vice President of Human Resources, to carry out any of its responsibilities under and described in this Program, under such conditions or limitations as the Committee may establish, other than its authority with regard to Participants who are subject to Section 16 of the Exchange Act.

  3.2 EFFECT OF DETERMINATIONS

  Determinations of the Committee and its designees shall be final, binding and conclusive on the Corporation, its Participating Subsidiaries, shareholders, Employees and Participants. No member of the Committee or any of its designees shall be personally liable for any action or determination made in good faith with respect to this Program, any Award, or any Award Agreement.

4.  ELIGIBILITY

  Persons eligible for Awards under this Program shall consist of key, managerial and other Employees who possess valuable experience and skills and have contributed, or can be expected to contribute, materially to the success of the Corporation. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.


5.  SHARES SUBJECT TO THIS PROGRAM

  5.1 MAXIMUM NUMBER OF SHARES

  The maximum number of Shares available for Awards under this Program in each calendar year during any part of which this Program shall be in effect shall be nine tenths of one percent (0.9%) of the total issued and outstanding Shares as of December 31 of the immediately preceding year, subject to Section 8 of this Program. Any and all such Shares may be issued in respect of any of the types of Awards; provided, however that no more than twenty million (20,000,000) Shares shall be issued with respect to Incentive Stock Options, and provided, further, that no more than twenty percent (20%) of the Shares available for Awards under this Program shall be issued in respect of Restricted Shares.

  Notwithstanding the immediately preceding paragraph, any Participant, including any Named Executive Officer, shall be limited to a maximum annual aggregate award (a) under Section 6.1 of no more than 400,000 Shares underlying an Option Award and (b) under Section 6.2 of no more than 400,000 Shares or Share Units related to a Stock Appreciation Right Award.

  5.2 SHARE ACCOUNTING

  Shares related to Awards that are forfeited, terminated, expired unexercised, exchanged, settled in cash in lieu of Shares or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for other Awards. Any Shares not so used, and any unused Shares of the nine tenths of one percent (0.9%) limit described in
Section 5.1 in any calendar year, shall be available for Awards in succeeding calendar years. Shares issued under this Program shall be authorized and unissued Shares or Shares reacquired by the Corporation, as determined by the Committee. No fractional Shares shall be issued under this Program.

6. AWARDS

  Awards may include, but are not limited to, those described in this Section
6. Awards may be granted singly, in combination, or in tandem with other Awards. Subject to the other provisions of this Program, Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Program and any other employee plan of the Corporation, including any plan of any acquired entity. Subject to the terms of the Awards described in this Section 6 and the related Award Agreement, the form of payment for Awards may be in cash, in Shares, in Share Units, or such other form as determined by the Committee, and may be made partly in one form and partly in one or more other forms, all as determined by the Committee. Except as otherwise provided in this Program, Awards shall be evidenced by Award Agreements, the terms of which may be amended or accelerated by the Committee following the grant of any Award and need not be uniform among Participants. Except as otherwise provided in this Program, Awards shall be granted for such minimum consideration as is required by applicable law, rules and regulations, including without limitation, the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Committee.

  Notwithstanding anything contained in this Program, if required by the then applicable Rule 16b-3 or any successor provision, any "equity security" awarded pursuant to this Program to any Participant who is subject to Section 16 of the Exchange Act must be held by the Participant for at least six (6) months after the award thereof. In addition, if required by the then applicable Rule 16b-3 or any successor provision, with respect to any Participant who is subject to
Section 16 of the Exchange Act, at least six (6) months must elapse from the date of acquisition of a "derivative security" hereunder to the date of disposition of such "derivative security" (other than upon exercise or conversion) or its underlying equity security. The terms "equity security" and "derivative security" shall have the meanings described in the then applicable Rule 16b-3.

  6.1 OPTIONS

  Options may be granted under this Program from time to time. If Options are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Program, as the Committee in its discretion shall deem desirable:

  (a) Options granted to Employees may be either of a type that meets the requirements of incentive stock options, as defined in Section 422 of the Code ("Incentive Stock Options"), or of a type or types that do not meet such requirements ("Non-Qualified Options"), if otherwise consistent with the provisions of this Program.

  (b) The option price per Share for all Options shall be that recommended by the Committee, but it shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the date the Option is granted.

  (c) Award Agreements for Options shall conform to the requirements of this Program, and may contain such other provisions as the Committee shall deem advisable; provided, however, that if an Option is designated as an Incentive Stock Option the terms of the Award Agreement shall be in conformance with the statutory requirements for an Incentive Stock Option as specified in the Code.

  (d) Award Agreements for Options shall specify when an Option may be exercisable. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. Shares purchased upon exercise of an Option shall be paid for in full at the time the Option is exercised in cash or in Shares. Payment may also be made in any other manner or form approved by the Committee, consistent with applicable law, regulations and rules.

  (e) A holder of an Option shall have no rights as a shareholder with respect to any Shares covered by such Option unless and until the date of the issuance of the stock certificate for such Shares.

  (f) (i) If a Participant dies while employed by the Corporation or a Participating Subsidiary and after completion of the required period of continuous employment as provided in the Award Agreement following the date an Option is granted, then the Option shall be exercisable by the Beneficiary of the Participant, but only within the period specified in the Award Agreement which shall not be later than three (3) years after the date of the Participant's death and, in any event, not later than the expiration date of the Option.

     (ii) Following the death of a Participant, the Committee may at its discretion, upon the request of such Participant's Beneficiary who holds an exercisable Option and in consideration of the surrender of such Option, pay the amount by which the Fair Market Value Per Share on the date of such request shall exceed the Option price per Share multiplied by the number of Shares as to which the request was made.

  (g) If a Participant is deemed by the Corporation to be Totally Disabled, or if a Participant Retires, after completion of any required period of continuous employment as provided in the Award Agreement, following the date an Option was granted, the Option shall be exercisable by the Participant or the Participant's legal guardian or representative, but only within the period specified in the Award Agreement, which shall not be later than the expiration date of the Option. If a Participant, to whom this Section 6.1(g) is applicable, dies before the expiration of the period specified in the Award Agreement during which the Option may be exercised, and without having exercised the Option, then the Option shall be exercisable by the Beneficiary of the Participant during the remainder of such specified period but only within three (3) years after the date of the Participant's death, and in any event, not later than the expiration date of the Option.

  6.2 STOCK APPRECIATION RIGHTS

  Stock Appreciation Rights may be granted under this Program from time to time. If Stock Appreciation Rights are granted they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the express provisions of this Program, as the Committee in its discretion shall deem desirable:

  (a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Program. A Stock Appreciation Right issued in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option.

  (b) Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Program and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise and the ability of the Committee to revoke Stock Appreciation Rights which are issued in tandem with Options without compensation to the Participant) as the Committee shall deem advisable.

  (c) Stock Appreciation Rights issued in tandem with Options shall be subject to the following:

     (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

     (ii) Upon exercise of Stock Appreciation Rights the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value Per Share on the date of such exercise shall exceed the option price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

     (iii) All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Committee, be settled by the payment of cash equal to the aggregate value of the Shares (or a fraction of a Share) that would otherwise be delivered under the Section 6.2
  (c) (ii).

     (iv) Upon exercise of Stock Appreciation Rights the Participant shall surrender to the Corporation the unexercised tandem Options.

     (v) Stock Appreciations Rights issued in tandem with Options shall automatically terminate upon the exercise of such Options.

  6.3 RESTRICTED SHARES

  Awards of Restricted Shares may be granted under this Program from time to time. If Awards of Restricted Shares are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Program, as the Committee in its discretion shall deem desirable:

  (a) Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of employment under certain specified conditions. The Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific performance goals or such other factors as the Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

  (b) Award Agreements for Restricted Shares shall conform to the requirements of this Program, and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Committee shall deem desirable. To the extent permitted by Section 14.3 hereof, the Committee may provide for the lapse of any such term or condition in installments and may accelerate or waive any such term or condition in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

  (c) Award Agreements for Restricted Shares shall provide that the stock certificates representing Restricted Shares shall be legended, that the stock certificates shall be held by a custodian, or that there be other mechanisms for maintaining control by the Corporation of the Restricted Shares until the restrictions thereon are no longer in effect. After the lapse, waiver or release of the restrictions imposed pursuant to the Award Agreement on any Restricted Shares, the Corporation shall cause to be issued in the Participant's name a stock certificate evidencing the Restricted Shares with respect to which the restrictions have lapsed or been waived or released, free of any legend, and shall cause such stock certificate to be delivered to the Participant.

  (d) Except as otherwise provided in this Program or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a shareholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares. The Committee may provide that the payment of cash dividends shall or may be deferred. Any reinvestment of deferred cash dividends shall be as determined by the Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Any additional Shares issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which Awards may be granted under this Program as set forth in Section 5.

  (e) If the employment of a Participant is terminated prior to the lapse of restrictions on Restricted Shares because the Participant dies, becomes Totally Disabled or

Retires involuntarily, the restrictions on all Restricted Shares awarded to a Participant shall lapse on the date of such termination.

  6.4  PERFORMANCE AWARDS

  Performance Awards may be granted under this Program from time to time. If Performance Awards are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Program, as the Committee in its discretion shall deem advisable:

  (a) Performance Awards are Awards which are based upon the performance of all or a portion of the Corporation and/or its Participating Subsidiaries or which are based upon the individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards which the Committee shall determine to be desirable. Performance Awards are Awards which are granted to Participants contingent upon (i) the future performance of all or a portion of the Corporation and/or one or more Participating Subsidiaries, which may include, without limitation, performance relative to a group of companies in the same or related industries, achievement of specific business objectives, attainment of certain growth rates, profitability goals and such other measurements as the Committee determines to be appropriate, (ii) the future performance of a Participant, which may include, without limitation, attainment of specified goals and objectives and such other measurements as the Committee determines to be appropriate, (iii) the future performance of a combination of all or a portion of the Corporation and/or one or more Participating Subsidiaries and a Participant, or (iv) such other measurements and criteria as may be considered appropriate by the Committee. Performance Awards may contain multiple performance measurements.

  (b) Award Agreements for Performance Awards shall conform to the requirements of this Program and may contain such other terms and conditions (including but not limited to, applicable performance measurements, a description of whether performance measurements are to be used singly or in combination, a description of whether different performance measurements may be used for different performance periods, the length of performance periods, the ability of the Committee to amend and adjust measurements, payouts and performance periods of Performance Awards and any requirements of employment during performance periods) as the Committee shall deem desirable.

  (c) Award Agreements for Performance Awards shall provide for a required minimum period of continuous employment during a performance period of a Performance Award. If such minimum period of continuous employment shall have elapsed, the Award Agreement may provide, or the Committee may determine, the portion of the payment of the Performance Award which the Participant or the Participant's Beneficiary, as applicable, is to receive at the end of the performance period.

  6.5  OTHER AWARDS

  The Committee may grant other Share based Awards under this Program, including without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Share Units, securities convertible into Shares and dividend equivalents. The Committee shall determine the terms and conditions of such other Share based Awards. Shares issued in connection with such other Share based Awards shall be issued for such minimum consideration as shall be required by applicable law, rules and regulations, including the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Committee.

  The Committee may also grant other non-Share based Awards under this Program and shall determine the terms and conditions of such other non-Share based Awards. The Committee may grant such other Share based Awards and non-Share based Awards in tandem or combination with other Awards or each other, in exchange of other Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Corporation, including any plan of any acquired entity. The Committee shall have the authority to determine the Participants for such Awards and all other terms and conditions of such other Awards. No amendment of this Program is required for the creation of another type of Award.

7. BONUSES

  7.1 DETERMINATION OF BONUSES

  Bonuses may be granted under this Program from time to time. The amount of Bonuses which may be awarded shall be as determined by the Committee. The Committee may establish a basis upon which aggregate Bonus expenditures for any year shall be determined, which may include measurements of financial performance of the Corporation and/or one or more of its Participating Subsidiaries, relative performance of the Corporation and/or any one or more of its Participating Subsidiaries within the same or related industries, competitive compensation considerations and other measurements and criteria.

  In the case of Named Executive Officers, the maximum annual individual Bonus Award to the Chief Executive Officer shall be limited to an amount no greater than 0.15% of Adjusted Net Income and for the other Named Executive Officers, an amount no greater than 0.10% of Adjusted Net Income.

  The Committee in its sole discretion may, but shall not be required to, reduce the amount of, or not grant a Bonus Award that could otherwise be granted based upon such considerations as it deems appropriate.

  7.2  FORM AND TIME OF PAYMENT OF BONUSES

  (a) Each Bonus may be made at the discretion of the Committee either in cash, in Shares, in Share Units, or in another form as determined by the Committee and may be made partly in one form and partly in one or more other forms. In the case of an Award of a Bonus in Shares or Share Units, the number shall be determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

  (b) The payment of any Bonus shall be subject to such obligations or conditions as the Committee may specify in making or recommending the Award of the Bonus, but Bonuses need not be evidenced by Award Agreements.

  (c) When payment of all or part of a Bonus is deferred in the form of Shares or Share Units, the account of the Participant to whom the Bonus was made will be credited with an amount per Share equal to the dividends payable on each issued and outstanding Share ("dividend equivalents"). Amounts thus credited shall, in the discretion of the Committee, either:

     (i)  be paid in cash as and when each such credit shall be made, or

     (ii) be credited in Shares or Share Units, with the number determined by using the Fair Market Value Per Share on the date of the dividend payment and delivered in such form and at such time or times as may be determined by the Committee.

  (d) When payment of all or part of a Bonus is deferred in cash, the Committee may provide that the account of the Participant to whom the Bonus was made shall be credited with amounts equivalent to interest ("interest equivalents"). Amounts thus credited shall be at the rate determined by the Committee.

  (e) Any Bonus payable in Shares may, in the discretion of the Committee, be paid in cash, on each date on which payment in Shares would otherwise have been made, in an amount equal to the Fair Market Value Per Share on each such date, multiplied by the number of Shares which would otherwise have been paid on such date.

  (f) Bonuses may be awarded in Share Units in accordance with the following terms and conditions and such other terms and conditions as the Committee may impose:

     (i) The number of Share Units awarded with respect to any Bonus shall be the number determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

     (ii) Any Bonus made in Share Units may, in the discretion or on the recommendation of the Committee, be paid in Shares on each date on which payment in cash would otherwise be made.

  (g) In lieu of the foregoing forms of payment of Bonuses, the Committee may specify or recommend any other form of payment which it determines to be of substantially equivalent economic value to the cash value of the Bonus including, without limitation, forms involving payments to a trust or trusts for the benefit of one or more Participants.

  (h) Each payment of a Bonus that is to be made in cash shall be from the general funds of the Corporation or the Participating Subsidiary making the payment.

  (i) In the event of the death of a Participant to whom a Bonus is to be or shall have been made, the Bonus or any portion thereof remaining unpaid shall be paid to such Participant's Beneficiary either in the manner in which payment would have been made had the Participant not died or in such other manner as may be determined by the Committee.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  Subject to any required action by the Corporation's shareholders, in the event of a reorganization, recapitalization, stock split, stock dividend, exchange of Shares, combination of Shares, merger, consolidation or any other change in corporate structure of the Corporation affecting the Shares, or in the event of a sale by the Corporation of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of Shares authorized by this Program and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

9.  CHANGE IN CONTROL

  9.1 DEFINITION OF CHANGE IN CONTROL

  A "Change in Control" shall be deemed to have occurred if any one or more of the events described in paragraphs (a), (b) or (c) below occurs:

  (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (including any group of persons with which any person [or its affiliates or associates, as such terms are defined in Rule 12b-2 under the Exchange Act, of such person] has any agreement, arrangement or understanding, oral or written, regarding the acquiring, holding, voting or disposing of any of the Corporation's securities, but excluding a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) (i) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities (hereinafter referred to as an "Acquiring Person"), and
(ii) any such person becoming an Acquiring Person was not approved by the Board of Directors of the Corporation which was composed of "Continuing Directors," as that term is defined below in (b), before the person became an Acquiring Person; or

  (b) The Board of Directors is no longer comprised of "Continuing Directors" (which for purposes of this Program shall mean (i) any person who is a director prior to the effective date of this Program and who is not, while serving as a director, an Acquiring Person (or a representative, affiliate or associate thereof), or (ii) any person whose nomination for election, or election, to the Board of Directors subsequent to the date of this Program is recommended or approved by at least two-thirds of Continuing Directors and who is not, while serving as a director, an Acquiring Person (or a representative, affiliate or associate thereof) ); or

  (c) There occurs a "Business Combination," as that term is defined as of the effective date of this Program in INDIANA CODE Section 23-1-43-5 (with the terms "resident domestic corporation" and "interested shareholder" as used in that Section being deemed to refer to the Corporation and to an Acquiring Person, respectively), that was not approved by the Board of Directors of the Corporation, which was comprised of Continuing Directors, before the Acquiring Person became an Acquiring Person.

  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of an Acquiring Person which consummates the Change in Control transaction. A Participant shall be deemed "part of an Acquiring Person" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the Acquiring Person (except for (i) passive ownership of less than 3% of the securities of the Acquiring Person; or (ii) ownership of equity participation in the Acquiring Person which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Continuing Directors).

  9.2 EFFECT OF CHANGE IN CONTROL

  Upon the occurrence of an event of Change in Control, unless otherwise specifically prohibited by the terms of the second paragraph of Section 6:

  (a) Any and all Options and Stock Appreciation Rights shall become immediately exercisable;

  (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Restricted Shares, without any restrictions or legend thereon, shall be delivered to the applicable Participants;

  (c) The target value attainable under all Performance Awards shall be deemed to have been fully earned for the entire performance period as of the effective date of the Change in Control, except that all Performance Awards which shall have been outstanding less than six (6) months on the effective date of the Change in Control shall not be deemed to have earned the target value; and

  (d) Subject to Section 14.3 hereof, all such other actions and modifications to the Awards as determined by the Committee to be appropriate before the Acquiring Person became an Acquiring Person upon the Change in Control of the Corporation shall become effective.

10. RELATIONSHIP OF THE PROGRAM TO BENEFIT PLANS

  The amount of Bonuses to any Participant under this Program shall be eligible for inclusion in the Participant's earnings base for the purpose of determining the benefits to which the Participant is entitled under retirement, savings, group life insurance, long-term disability plans and other benefit plans of the Corporation or a Participating Subsidiary as determined by the Committee. No other income of a Participant attributable to this Program shall be included in the Participant's earnings for purposes of any benefit plan in which the Participant may be eligible to participate.

11. EFFECT OF THE PROGRAM ON RIGHT TO CONTINUED EMPLOYMENT AND INTEREST IN PARTICULAR PROPERTY

  None of the existence of this Program, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment of any Employee by the Corporation or any of its subsidiaries. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or any Participating Subsidiary or in any particular Share or Shares of the Corporation that may be held by the Corporation or any Participating Subsidiary (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Program under such circumstances and at such times as the Committee may determine; provided, however, that no Participant shall be entitled to any Award in the absence of a specific grant by the Committee of an Award, notwithstanding the prior grant of an Award to such Participant.

  This Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees of the Corporation and its subsidiaries generally, or to any class or group of employees, including without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, insurance, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and its subsidiaries and payment thereunder made independently of this Program.

12.   WITHHOLDING TAXES AND DEFERRALS

  12.1 CASH WITHHOLDING

  The Corporation shall have the right to deduct from any cash payment made under Awards under this Program any federal, state or local income, or other taxes required by law to be withheld with respect to such payment or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

  12.2 SHARE WITHHOLDING

  Any Share based Award may provide by the grant thereof that the recipient of such Award may elect, in accordance with any applicable laws, rules and regulations, to pay a portion or all of the amount of such minimum required withholding taxes in Shares. In such event, the Participant shall authorize the Corporation to withhold, or shall agree to deliver to the Corporation, Shares owned by such Participant or a portion of the Shares that otherwise would be distributed to such Participant, having a Fair Market Value equal to the amount of withholding tax liability.

  12.3 DEFERRALS

  The Committee may require or permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, the satisfaction of any requirements or goals or lapse or waiver of restrictions of an Award made under this Program. If any such deferment election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

13.  COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

  No certificate for Shares distributable pursuant to this Program shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which Shares may, at the time, be listed.

14.   AMENDMENTS

  14.1 PROGRAM AMENDMENTS

  The Committee or the Board, as appropriate, may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue this Program or revise or amend it in any respect whatsoever; provided, however, unless the Committee or the Board, as appropriate, specifically otherwise provides, any revision or amendment that would cause this Program to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the shareholders of the Corporation shall not be effective unless and until the approval of the shareholders of the Corporation is obtained.

  14.2 AMENDMENTS OF AWARDS

  Subject to the terms and conditions and within the limitations of this Program, the Committee may amend, cancel, modify, or extend outstanding Awards granted under this Program.

  14.3 RIGHTS OF PARTICIPANTS

  No amendment, suspension or termination of this Program nor any amendment, cancellation or modification of any outstanding Award or Award Agreement that would adversely affect the right of any Participant with respect to an Award previously granted under this Program will be effective without the written consent of the affected Participant. Such written consent may be obtained simultaneously with the grant of any Award.

  14.4 RULE 16b-3

  This Program is intended to comply with Rule 16b-3 with respect to Participants who are subject to Section 16 of the Exchange Act. Should the requirements of Rule 16b-3 change, the Board or the Committee, as appropriate, may amend the Program to comply with the requirements of the amended Rule 16b-3 or its successor provision or provisions.

15.   MISCELLANEOUS PROVISIONS

  15.1 BENEFICIARIES

  Any Award Agreement may provide that in the case of an Award that is not forfeitable by its terms upon the death of the Participant, the Participant may designate a Beneficiary with respect to such Award in the event of death of a Participant. If such Beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto by bequest of or inheritance from the holder of such Award.

  15.2 AWARDS IN FOREIGN COUNTRIES

  The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Corporation or its Participating Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the objectives of this Program.

  15.3 NON-TRANSFERABILITY

  Except as otherwise provided in Award Agreements or in this Program, Awards under this Program may not be transferred by Participants during their lifetimes and may not be assigned, pledged or otherwise transferred, except for those Awards which are not forfeitable upon the death of a Participant may be transferred by will or the laws of descent and distribution. The designation of a Beneficiary shall not constitute a transfer.

  15.4 CANCELLATION OF AWARDS

  Except as otherwise provided in this Program or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant to whom an Award is granted ceases to be employed by the Corporation or by a Participating Subsidiary, all of such Participant's unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

PROXY

                                AMOCO CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints as proxies, with power of substitution, H.L. Fuller and W.G. Lowrie, and each of them, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Amoco Corporation to be held at The Art Institute of Chicago, Columbus Drive and East Monroe Street, Chicago, Illinois, on April 23, 1996, at 9:30 a.m., or at any adjournment thereof, on the matters shown and in the manner directed hereon and in their discretion on all other matters coming before the Annual Meeting.

Election of 5 directors, each for a three-year term.
     Nominees:
     DONALD R. BEALL, RICHARD J. FERRIS, WILLIAM G. LOWRIE,
     FLORIS A. MALJERS AND ROBERT H. MALOTT

Election of 1 director for a two-year term.
     Nominee:
     ARTHUR C. MARTINEZ

The proxies you have designated cannot vote your shares unless you sign and return a proxy card. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card.

IF YOU ONLY SIGN AND RETURN THIS CARD AND PROVIDE NO SPECIFIC VOTING DIRECTION TO THE PROXIES, YOUR SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

ADDRESS CHANGE/COMMENTS

 ---------------------
 ---------------------
 ---------------------
If you have written in this space, please mark the corresponding box on the reverse side of this card.

SEE REVERSE SIDE

                          -FOLD AND DETACH CARD HERE-


AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE OWNERSHIP TO BE ADMITTED TO ITS 1996 ANNUAL MEETING OF SHAREHOLDERS.

PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON.
--------------------------------------------------------------------------------
AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1.) Election of directors (see reverse)
For       Withheld       For All Except
/ /         / /               / /

----------------------------------------
If you do not want your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.

2.) Amendment of the 1991 Incentive Program

For       Against        Abstain
/ /         / /            / /

3.) Appointment of Price Waterhouse LLP as independent accountants

For       Against        Abstain
/ /         / /            / /
--------------------------------------------------------------------------------

Signature(s)_________________________________________________Date______________
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each signer hereby revokes all proxies heretofore given by same to vote at said meeting or any adjournments thereof.

Mark box at right if comments or address change have been noted on the reverse side of this card. / /

DETACH CARD                                                          DETACH CARD

PLEASE COMPLETE, SIGN, AND RETURN THE ATTACHED CARD. Thank you for responding promptly and saving your Corporation the expense of a second mailing.

The proxies you have designated cannot vote your shares unless you sign and return a proxy card. You are encouraged to specify your choices by marking the appropriate boxes above.

If you only sign and return the attached proxy card and provide no specific voting direction, the proxies will vote your shares "FOR" Proposals 1, 2 and 3.

PROXY

                STATE STREET BANK AND TRUST COMPANY, TRUSTEE
                      AMOCO EMPLOYEE SAVINGS PLAN (AESP)
                 AND/OR AMOCO PERFORMANCE SHARE PLAN (APSP)
      THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE AESP AND/OR APSP:

With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 23, 1996.

Under the AESP and APSP, a participant may instruct the Trustee to vote at Amoco Corporation shareholder meetings the Amoco shares allocable to or owned by this account.

IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE SUCH SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 12, 1996. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD AND PROVIDE NO SPECIFIC VOTING DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROSPOSALS 1, 2 AND 3.

IF BY APRIL 12, 1996, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 5 directors, each for a three-year term.
     Nominees:
     DONALD R. BEALL, RICHARD J. FERRIS, WILLIAM G. LOWRIE, FLORIS A. MALJERS AND ROBERT H. MALOTT

Election of 1 director for a two-year term.
     Nominee:
     ARTHUR C. MARTINEZ


SEE REVERSE SIDE


                       -FOLD AND DETACH CARD HERE-

AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE OWNERSHIP TO BE ADMITTED TO ITS 1996 ANNUAL MEETING OF SHAREHOLDERS.

PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

I DIRECT THAT THE AMOCO SHARES ALLOCABLE TO AND/OR OWNED BY MY ACCOUNT(S) WITHIN THE AESP AND/OR APSP WHICH THE TRUSTEE IS ENTITLED TO VOTE AT SAID MEETING
SHALL BE VOTED AS FOLLOWS:
--------------------------------------------------------------------------------
AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1.) Election of directors (see reverse)
For       Withheld       For All Except
/ /         / /               / /

----------------------------------------
If you do not want your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.

2.) Amendment of the 1991 Incentive Program

For       Against        Abstain
/ /         / /            / /

3.) Appointment of Price Waterhouse LLP as independent accountants

For       Against        Abstain
/ /         / /            / /
--------------------------------------------------------------------------------


Signature_________________________________________________Date______________
Please complete, sign, and return this card so that it is received by the Trustee no later than April 12, 1996.

DETACH CARD                                                          DETACH CARD

IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE AMOCO SHARES ALLOCABLE TO AND/OR OWNED BY YOUR ACCOUNT(S) WITHIN THE AESP AND/OR APSP, PLEASE COMPLETE AND SIGN THE ATTACHED CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 12, 1996. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD and provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1, 2 and 3.

IF BY APRIL 12, 1996, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

PROXY

                    BANKERS TRUST COMPANY, TRUSTEE
        AMOCO FABRICS AND FIBERS COMPANY HOURLY 401(K) SAVINGS PLAN
       OR AMOCO FABRICS AND FIBERS COMPANY SALARIED 401(K) SAVINGS PLAN THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE AMOCO FABRICS AND FIBERS COMPANY 401(K) SAVINGS PLANS:

With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 23, 1996.

Under the Amoco Fabrics and Fibers Company 401(k) Savings Plans a participant may instruct the Trustee to vote the shares allocable to that participant's proportionate amount of the Amoco Stock Fund at Amoco Corporation shareholder meetings.

IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE SUCH SHARES, PLEASE COMPLETE AND SIGN THE REVERSE SIDE OF THIS CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 12, 1996. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD AND PROVIDE NO SPECIFIC VOTING DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROSPOSALS 1, 2 AND 3.

IF BY APRIL 12, 1996, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 5 directors, each for a three-year term.
     Nominees:
     DONALD R. BEALL, RICHARD J. FERRIS, WILLIAM G. LOWRIE, FLORIS A. MALJERS AND ROBERT H. MALOTT

Election of 1 director for a two-year term.
     Nominee:
     ARTHUR C. MARTINEZ


SEE REVERSE SIDE


                       -FOLD AND DETACH CARD HERE-

AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE OWNERSHIP TO BE ADMITTED TO ITS 1996 ANNUAL MEETING OF SHAREHOLDERS.

PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE ANNUAL MEETING.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


I DIRECT THAT THE SHARES ALLOCABLE TO MY PROPORTIONATE AMOUNT OF THE AMOCO
STOCK FUND WHICH THE TRUSTEE IS ENTITLED TO VOTE AT SAID MEETING SHALL BE VOTED AS FOLLOWS:
--------------------------------------------------------------------------------
AMOCO'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

1.) Election of directors (see reverse)
For       Withheld       For All Except
/ /         / /               / /

----------------------------------------
If you do not want your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.

2.) Amendment of the 1991 Incentive Program

For       Against        Abstain
/ /         / /            / /

3.) Appointment of Price Waterhouse LLP as independent accountants

For       Against        Abstain
/ /         / /            / /
-------------------------------------------------------------------------------


Signature_________________________________________________Date______________
Please complete, sign, and return this card so that it is received by the Trustee no later than April 12, 1996.

DETACH CARD                                                        DETACH CARD

IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES ALLOCABLE TO
YOUR PROPORTIONATE AMOUNT OF THE AMOCO STOCK FUND, PLEASE COMPLETE AND SIGN THE ATTACHED CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 12, 1996. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

IF YOU ONLY SIGN AND RETURN THE ATTACHED INSTRUCTION CARD and provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1, 2 and 3.

IF BY APRIL 12, 1996, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.